Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

WCM POOL LLC

(Under Section 18-202 of the Delaware Limited Liability Company Act)

WCM POOL LLC, a limited liability company duly organized and existing under the Limited Liability Company Law of the State of Delaware, does hereby certify that:

FIRST: The name of the limited liability company is WCM Pool LLC (the “Company”).

SECOND: The Company’s Certificate of Formation is amended to change the name of the Company from WCM Pool LLC to “KMP Futures Fund I LLC.”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment of Certificate of Formation this 22nd day of October, 2009.

DIVERSIFIED FUTURES TRUST I			WORLD MONITOR TRUST II – SERIES D

By:	Kenmar Preferred Investments Corp., its Managing Owner		By:	Kenmar Preferred Investments Corp., its Managing Owner

By:	/s/ Lawrence S. Block		By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block		Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel

FUTURES STRATEGIC TRUST			WORLD MONITOR TRUST II – SERIES F

By:	Kenmar Preferred Investments Corp., its Managing Owner		By:	Kenmar Preferred Investments Corp., its Managing Owner

By:	/s/ Lawrence S. Block		By:	/s/ Lawrence S. Block
	Name:	Lawrence S. Block		Name:	Lawrence S. Block
	Title:	Senior Vice President and General Counsel		Title:	Senior Vice President and General Counsel